Item 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

On November 3, 2004, the Registrant filed a Certificate of Designation of Series D Preferred Stock with the Secretary of State of the State of Delaware.  Pursuant thereto the Company authorized 5,000,000 of its preferred stock to be designated Series D Preferred Stock.  As of the date of this Current Report none of the shares of Series D Preferred Stock have been issued.

Item 9.01

FINANCIAL STATEMENTS OR EXHIBITS.

a.

Financial Statements.

None

b.

Exhibits.

3.1.1

Certificate of Designation of Series D Preferred Stock of Paramco Financial Group, Inc., filed with the Delaware Secretary of State on November 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:

November 10, 2004

PARAMCO FINANCIAL GROUP, INC.

/s/ Douglas G. Gregg

Douglas G. Gregg

Chief Executive Officer